Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent

to the incorporation by reference in the Registration Statement

(No. 333-208188, 333-159513, 333-115713,

033-54158)
on Form S-8 of our report dated June 24, 2021,

which appears in this annual report on Form 11

-K of the Quaker Houghton Retirement
Savings Plan for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP
Philadelphia, Pennsylvania
June 24, 2021